UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800, New York, NY	10011

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2.	FINANCIAL INFORMATION

ITEM 2.05	Costs Associated With Exit Or Disposal Activities

The Board of Directors of Tree Top Industries, Inc., a Nevada corporation (the “Company”), has adopted resolutions approving the disposition by the Company of 100% of the outstanding common stock owned by it of its wholly-owned subsidiary, NetThruster, Inc., a Delaware corporation (“NetThruster”), in a spin-off of all of such NetThruster shares to the Company’s shareholders on a pro rata basis (the “Spin-Off”).  The Spin-Off of NetThruster will terminate the ownership of NetThruster by the Company.  NetThruster will thereafter be owned by the shareholders of the Company.  See “Item 8.01 Other Events” in this Report.

The disposition of NetThruster by the Company may result in the Company incurring material charges under generally accepted accounting principles applicable to it.  At this time, the Company cannot estimate the amount of such costs, if any, that may be incurred by it as a result of the Spin-Off of NetThruster.  The Company has not yet entered into a Spin-Off Agreement with NetThruster, but expects to do so in the near future.

The Company’s Board of Directors authorized and directed the Company to implement the Spin-Off by resolutions duly adopted by it.  The directors of the Company decided that NetThruster’s business is separate and distinct from the other businesses currently owned by other subsidiaries of the Company, and should be operated separately rather than being consolidated with the Company’s other businesses for financial reporting purposes.  It is expected that the Spin-Off will better enable NetThruster to obtain capital or financing for its business, and its business will be easier for prospective investors and financiers to evaluate.  After the Spin-Off, NetThruster will continue in business as a separate private company managed by one or more members of the Company’s current management, to be determined.  Shareholders of the Company are not required to pay any consideration for the shares of NetThruster to be distributed to them in the Spin-Off.  The NetThruster shares will not, however be liquid after the Spin-Off, and there is no assurance regarding the results of operations, financial condition or business performance of NetThruster after the Spin-Off.

SECTION 8.	OTHER EVENTS

ITEM 8.01	Other Events

The Board of Directors of the Company recently approved the disposition by Spin-Off of all of the shares of NetThruster, Inc., a wholly owned Delaware subsidiary of the Company, owned by the Company.  The Spin-Off would result in the distribution of all of the shares of NetThruster owned by the Company among the Company’s shareholders on a pro rata basis pursuant to a Spin-Off Agreement.  The Spin-Off Agreement will provide for the management of NetThruster to be comprised of certain members of the Company’s management.  In the Spin-Off, the Company is expected to distribute one share of NetThruster common stock to each of the Company’s shareholders for each share of the Company’s common stock owned by them.  NetThruster does not intend to become a public reporting or publicly traded Company after the Spin-Off.  See “Item 2.05 Costs Associated With Exit or Disposal Activities.”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: January 28, 2011	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board